EXHIBIT 99.1
CONTACT:	James E. Adams
Executive Vice President and Chief Financial Officer
423-278-3050

GREEN BANKSHARES REPORTS LOSS FOR SECOND QUARTER OF 2009
DRIVEN PRIMARILY BY NON-CASH GOODWILL IMPAIRMENT CHARGE

GREENEVILLE, Tenn. (July 21, 2009) – Green Bankshares, Inc. (NASDAQ:GRNB), the holding company for GreenBank, today reported a net loss for the second quarter and six months ended June 30, 2009.  The net loss of $151.4 million or $11.58 per diluted share for the second quarter of 2009 was primarily driven by an after-tax, non-cash goodwill impairment charge of $137.4 million or $10.51 per diluted share.  This charge had no impact on the Company's cash, liquidity, tangible equity ratio, or its strong regulatory capital ratios. Excluding goodwill impairment, the Company's net operating loss totaled $14.0 million or $1.07 per diluted share for the quarter.  (Please refer to the reconciliation of non-GAAP measures included on page four of this press release.)

Stan Puckett, Chairman and Chief Executive Officer, commented, "As a result of continued deterioration in real estate market conditions and the further weakening in the economic environment, the Company has experienced a sharp decline in its stock price, not only from year-end 2008, but also from the end of the first quarter of 2009.  This decline resulted in the market price of the Company's common stock trading at a deep discount from both net book value and tangible book value per share over an extended period, which in turn led to the non-cash charge associated with the write off of the entire amount of non-amortizing goodwill on our balance sheet."

Puckett added, "Despite the second quarter net loss of $151.4 million and net operating loss of $14.0 million, the Company's capital ratios remain extremely strong.  At June 30, 2009, GreenBank's Tier 1 Leverage Ratio was 10.85%, its Tier 1 Risk-based Capital Ratio was 13.46%, and its Total Risk-based Capital Ratio was 14.72% – all well above the required minimums of 5%, 6% and 10%, respectively, to be deemed a 'well capitalized' financial institution.  Additionally, the Company's ratio of tangible equity to tangible assets was 5.98% at June 30, 2009."

For the six months ended June 30, 2009, the Company reported a net loss of $147.9 million or $11.32 per diluted share, including the after-tax, non-cash goodwill impairment charge of $137.4 million or $10.52 per diluted share.  Excluding the goodwill impairment charge, the net operating loss was $10.5 million or $0.80 per diluted share.  For the three and six month periods ended June 30, 2008, the Company reported net income of almost $1.5 million and $8.6 million, respectively, and net income per diluted share of $0.11 and $0.67, respectively.

The net operating loss of $14.0 million during the second quarter of 2009 was primarily influenced by a loan loss provision of $24.4 million, accompanied by approximately $3.3 million in net write-offs related to foreclosed properties.  In addition, the one-time assessment, levied against all banks by the FDIC, increased the Company's FDIC deposit insurance costs to $2.6 million for the quarter.

-MORE-
Green Bankshares, Inc. ▪ 100 North Main Street ▪ Greeneville, TN  37743 ▪ (423) 639-5111

GRNB Reports Second Quarter Loss

July 21, 2009

The following information graphically displays the Bank-only loan portfolio breakdown, by purpose code, at June 30, 2009, and does not include overdraft reclassifications:

During the second quarter, the Company increased its loan loss reserve to $50,157,000, which represented 2.30% of loans at June 30, 2009, compared with 2.19% at March 31, 2009, and 1.51% of loans at June 30, 2008.  As economic conditions continued to deteriorate during the second quarter of 2009, the Company's net loan charge-offs totaled $23,281,000 and a loan loss provision of $24,384,000 was deemed necessary.  For the year-to-date period, the Company's provision for loan losses totaled $25,369,000 versus $11,907,000 for the first six months of 2008.

At June 30, 2009, non-performing assets (NPAs) totaled $129,177,000 or 4.91% of total assets compared with $121,272,000 or 4.34% of total assets at March 31, 2009.  At the end of the second quarter, loans past due 90 days and still accruing interest totaled $820,000, declining from $4,058,000 at March 31, 2009.  The following table reflects the movement in non-accrual loan and other real-estate owned (OREO) balances from March 31, 2009, to June 30, 2009:

	Non-accrual Loans	OREO Balances
Balance at March 31, 2009	$104,563,000	$12,651,000
Loan foreclosures	(31,420,000)	31,420,000
Loan charge-offs	(24,631,000)	N/A
Loans added to non-accrual, net	45,377,000	N/A
OREO sales	N/A	(6,257,000)
OREO write-downs, net	N/A	(3,346,000)
Balance at June 30, 2009	$93,889,000	$34,468,000

Puckett added, "As we conducted our loan impairment analysis during the quarter, we identified loans totaling approximately $6,200,000 that were currently performing in all respects, but given our increasingly cautious stance in the current economic environment, we proactively placed these loans on non-accrual status, taking a partial charge-off of $2,300,000."

-MORE-

GRNB Reports Second Quarter Loss

July 21, 2009

Net interest income totaled $20,180,000 for the second quarter of 2009, increasing $751,000 from the first quarter of 2009, net of interest reversals of $740,646.  The increase primarily resulted from a widening of the net interest margin to 3.43% from 3.23% for the first quarter of 2009.  Compared with the second quarter of 2008, net interest income declined $4,864,000 primarily due to the higher level of non-accrual loans.

Non-interest income for the second quarter of 2009 totaled $7,541,000, which represented an increase of $598,000 or almost 9% from the first quarter of the year.  Improvements were realized in deposit revenues as well as wealth management income and mortgage banking income.  Given the current environment, GreenBank's High Performance Checking account product continues to perform well, with the Company adding 4,418 net new accounts during the second quarter for a new account opening ratio of 2.31 for every account closed.  Compared with the second quarter of 2008, non-interest income declined $571,000 or 7%, reflecting general weakness in the economy.

Non-interest expense totaled $169,143,000 for the second quarter of 2009 and included the $143,389,000 non-cash goodwill impairment charge. Operating expenses, excluding the goodwill impairment charge, totaled $25,754,000 for the current quarter, an increase of $7,923,000 from the first quarter of 2009. (Please refer to the reconciliation of non-GAAP measures included on page four of this release.)  The large expense items associated with the second quarter increase were higher advertising costs associated with the High Performance Checking product, which rose $615,000; an increase of $3,265,000 in OREO related costs; the increase of $1,850,000 in FDIC deposit insurance costs associated with the one-time special assessment levied against all banks; higher collection costs of $413,000; and a write-down of $524,000 taken in connection with two investments held in the securities portfolio.

Puckett concluded, "Although many economists have indicated that the economy has bottomed, none are projecting, at this time, how long the bottom will last before we see signs of economic improvement.  We are cautiously optimistic that, as the economy begins to turn, given our strong capital levels, we will be positioned to actively participate in the economic recovery cycle."

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $2.630 billion, is the holding company for GreenBank.  GreenBank, which traces its origin to 1890, has 63 branches across East and Middle Tennessee, and one branch each in Bristol, Virginia, and Hot Springs, North Carolina.  It also provides wealth management services through its GreenWealth Division and residential mortgage lending through its Mortgage Division.  In addition, GreenBank conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending; and Fairway Title Co., a title insurance company.

-MORE-

GRNB Reports Second Quarter Loss

July 21, 2009
GREEN BANKSHARES, INC.
Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Total non-interest expense	$169,143	$17,831	$20,140	$186,974	$39,701
Goodwill impairment charge	(143,389)	--	--	(143,389)	--
Operating expenses	$25,754	$17,831	$20,140	$43,585	$39,701

Net income (loss) available to common shareholders	$(151,400)	$3,548	$1,462	$(147,852)	$8,640
Goodwill impairment charge, net of tax	137,414	--	--	137,414	--
Net operating income (loss)	$(13,986)	$3,548	$1,462	$(10,438)	$8,640

Per Diluted Share:
Net income (loss) available to common shareholders	$(11.58)	$0.27	$0.11	$(11.32)	$0.67
Goodwill impairment charge, net of tax	10.51	--	--	10.52	--
Net operating income (loss)	$(1.07)	$0.27	$0.11	$(0.80)	$0.67

Use of Non-GAAP financial measures

The above table presents computations and other financial information excluding the goodwill impairment charge (non-GAAP). The goodwill impairment charge is included in the financial results presented in accordance with generally accepted accounting principles (GAAP). The Company believes that the exclusion of goodwill impairment in expressing net operating income (loss), operating expenses and earnings (loss) per share data provides a more meaningful base for period to period comparisons which will assist investors in analyzing the operating results of the Company and predicting operating performance. The Company utilizes these non-GAAP financial measures to compare the operating performance with comparable periods in prior years and with internally prepared projections. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, the Company has policies in place to address goodwill impairment from other normal operating expenses to ensure that the Company's operating results are properly reflected for period to period comparisons.

Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties related to the Company's business are discussed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2008, and include, but are not limited to, (1) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (2) continued deterioration in the residential real estate market; (3) further decline in the economy in the markets that the Company serves; (4) changes in the legislative and regulatory environment; (5) the Company's inability to successfully implement its growth strategy; and (6) the loss of key personnel. The Company undertakes no obligation to update forward-looking statements.

-END-

GRNB Reports Second Quarter Loss

July 21, 2009

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest income	$34,856	$35,380	$42,694	$70,236	$88,803
Interest expense	14,676	15,951	17,650	30,627	39,287
Net interest income	20,180	19,429	25,044	39,609	49,516
Provision for loan losses	24,384	985	11,019	25,369	11,907
Net interest income after provision for loan losses	(4,204)	18,444	14,025	14,240	37,609
Non-interest income	7,541	6,943	8,112	14,484	15,418
Non-interest expense	169,143	17,831	20,140	186,974	39,701
Income (loss) before income taxes	(165,806)	7,556	1,997	(158,250)	13,326
Income taxes provision (benefit)	(15,656)	2,776	535	(12,880)	4,686
Income (loss)	(150,150)	4,780	1,462	(145,370)	8,640
Preferred stock dividends and related costs	1,250	1,232	--	2,482	--
Net income (loss) available to common shareholders	$(151,400)	$3,548	$1,462	$147,852)	$8,640
Comprehensive income (loss)	$(150,557)	$5,668	$(2,225)	$(144,889)	$6,931

Earnings (loss) per share:
Basic	$(11.58)	$0.27	$0.11	$(11.32)	$0.67
Diluted	$(11.58)	$0.27	$0.11	$(11.32)	$0.67

Weighted average shares:
Basic	13,070	13,063	12,932	13,067	12,931
Diluted [1]	13,070	13,142	12,958	13,067	12,940

Dividends declared per share	$0.00	$0.13	$0.13	$0.13	$0.26

			June 30, 2009	Dec. 31, 2008	June 30, 2008
Total assets			$2,629,834	$2,944,671	$3,018,536
Cash and cash equivalents			107,573	198,358	94,158
Investment securities			181,234	217,249	290,388
Loans, net of unearned interest			2,183,754	2,223,390	2,347,241
Allowance for loan losses			(50,157)	(48,811)	(35,351)
Deposits			2,026,722	2,184,147	2,260,950
Shareholders' equity			233,192	381,231	326,427
Common shareholders' equity [2]			167,151	315,885	326,427
Tangible common shareholders' equity [3]			156,522	160,411	169,909
Common book value per share [2]			12.69	24.09	25.11
Tangible common book value per share [3]			11.88	12.23	13.07

1 Diluted weighted average shares outstanding for the three- and six-month periods ended June 30, 2009, exclude 105,734 and 92,420 restricted average shares, respectively, because their impact would be anti-dilutive.
2 Common shareholders' equity is shareholders' equity less preferred stock.
3 Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.

-END-

GREEN BANKSHARES, INC.
Consolidated Balance Sheets
June 30, 2009, December 31, 2008 and June 30, 2008
(Dollars in thousands)

	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
	2009	2008*	2008
ASSETS

Cash and due from banks	$103,454	$193,095	59,823
Federal funds sold	4,119	5,263	34,335
Cash and cash equivalents	107,573	198,358	94,158

Securities available-for-sale ("AFS")	167,853	203,562	276,378
Securities held-to-maturity (with a market value of $629, $601 and $942
on June 30, 2009, December 31, 2008 and June 30, 2008)	647	657	968
FHLB and other stock, at cost	12,734	13,030	13,042
Loans held for sale	3,634	442	2,540
Loans, net of unearned income	2,183,754	2,223,390	2,347,241
Allowance for loan losses	(50,157)	(48,811)	(35,351)
Other real estate owned and repossessed assets	34,468	45,371	20,632
Bank premises and equipment, net	83,448	83,359	83,010
Cash surrender value of life insurance	30,113	29,539	29,001
Goodwill	-	143,389	143,140
Core deposit and other intangibles	10,629	12,085	13,378
Other assets	45,138	40,300	30,399
Total assets	$2,629,834	$2,944,671	3,018,536

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$165,735	$176,685	195,104
Interest-bearing deposits	1,746,895	1,645,115	1,735,772
Brokered deposits	114,092	362,347	330,074
Total deposits	2,026,722	2,184,147	2,260,950

Repurchase agreements	25,990	35,302	91,641
FHLB advances and notes payable	229,154	229,349	230,010
Subordinated debentures	88,662	88,662	88,662
Accrued interest payable and other liabilities	26,114	25,980	20,846
Total liabilities	2,396,642	2,563,440	2,692,109

SHAREHOLDERS' EQUITY

Preferred stock: no par value, 1,000,000 shares authorized;
72,278, 72,278 and -0- shares outstanding	66,041	65,346	-
Common stock: $2 par value, 20,000,000 shares authorized;
13,175,817, 13,112,687 and 13,001,2226 shares outstanding	26,351	26,225	26,003
Common stock warrants	6,934	6,934	-
Additional paid in capital	187,966	187,742	185,428
Retained earnings (deficit)	(53,918)	95,647	115,198
Accumulated other comprehensive income (loss)	(182)	(663)	(202)
Total shareholders' equity	233,192	381,231	326,427

Total liabilities & shareholders' equity	$2,629,834	$2,944,671	3,018,536

* Derived from Audited Consolidated Financial Statements.

GREEN BANKSHARES, INC.
Consolidated Statements of Income and Comprehensive Income
Three Months Ended June 30, 2009, March 31, 2009 and June 30, 2008 and Six Months Ended June 30 , 2009 and 2008
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Interest income:
Interest and fees on loans	$32,528	$32,645	$39,407	$65,173	$82,156
Taxable securities	1,843	2,220	2,784	4,063	5,647
Nontaxable securities	314	320	324	634	657
FHLB and other stock	135	150	157	285	317
Federal funds sold and other	36	45	22	81	26
Total interest income	34,856	35,380	42,694	70,236	88,803

Interest expense:
Deposits	11,511	12,653	13,377	24,164	29,312
Federal funds purchased and repurchase agreements	7	9	700	16	1,792
FHLB advances and notes payable	2,469	2,443	2,565	4,912	5,743
Subordinated debentures	689	846	1,008	1,535	2,440
Total interest expense	14,676	15,951	17,650	30,627	39,287

Net interest income	20,180	19,429	25,044	39,609	49,516

Provision for loan losses	24,384	985	11,019	25,369	11,907

Net interest income (loss) after provision for loan losses	(4,204)	18,444	14,025	14,240	37,609

Non-interest income:
Service charges on deposit accounts	5,795	5,356	5,988	11,151	11,455
Other charges and fees	505	449	505	954	1,009
Trust and investment services income	489	388	548	877	834
Mortgage banking income	110	55	293	165	550
Other income	642	695	778	1,337	1,570
Total non-interest income	7,541	6,943	8,112	14,484	15,418
Non-interest expense:
Employee compensation	8,064	7,692	8,069	15,756	16,659
Employee benefits	1,229	1,295	1,187	2,524	2,446
Occupancy expense	1,712	1,787	1,649	3,499	3,364
Equipment expense	895	742	745	1,637	1,847
Computer hardware/software expense	651	637	719	1,288	1,351
Professional services	446	529	504	975	958
Advertising	679	64	814	743	1,688
Loss on OREO and repossessed assets	3,346	81	1,066	3,427	1,080
FDIC insurance	2,550	700	366	3,250	763
Core deposit and other intangible amortization	652	804	655	1,456	1,309
Goodwill impairment	143,389	-	-	143,389	-
Other expenses	5,530	3,500	4,366	9,030	8,236
Total non-interest expense	169,143	17,831	20,140	186,974	39,701

Income (loss) before income taxes	(165,806)	7,556	1,997	(158,250)	13,326

Income taxes provision (benefit)	(15,656)	2,776	535	(12,880)	4,686

Net income (loss)	(150,150)	4,780	1,462	(145,370)	8,640

Preferred stock dividends and accretion of discount on warrants	1,250	1,232	-	2,482	-

Net income (loss) available to common shareholders	$(151,400)	$3,548	$1,462	$(147,852)	$8,640

Comprehensive income (loss)	$(150,557)	$5,668	$(2,255)	$(144,889)	$6,931

Per share of common stock:
Basic earnings (loss)	$(11.58)	$0.27	$0.11	$(11.32)	$0.67
Diluted earnings (loss)	$(11.58)	$0.27	$0.11	$(11.32)	$0.67
Dividends	$0.00	$0.13	$0.13	$0.13	$0.26

Weighted average shares outstanding:
Basic	13,070,216	13,062,881	12,931,669	13,066,569	12,931,419
Diluted1	13,070,216	13,141,840	12,958,439	13,066,569	12,939,638
1Diluted weighted average shares outstanding for the three and six months ended June 30, 2009 excludes 105,734 and 92,420 shares, respectively, because they are anti-dilutive.

Non-GAAP Measures Presented in Earnings Release
Total non-interest expense	$169,143	$17,831	$20,140	$186,974	$39,701
Goodwill impairment charge	(143,389)	-	-	(143,389)	-
Operating expenses	$25,754	$17,831	$20,140	$43,585	$39,701

Net income (loss) available to common shareholders	$(151,400)	$3,548	$1,462	$(147,852)	$8,640
Goodwill impairment charge, net of tax	137,414	-	-	137,414	-
Net operating income (loss)	$(13,986)	$3,548	$1,462	$(10,438)	$8,640

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
(UNAUDITED)

(Dollars in thousands except share and per share data)

	June 30,	December 31,	%
	2009	2008	Change
Financial Condition Data:

Assets	$2,629,834	$2,944,671	-10.69%
Loans, net of unearned interest	2,183,754	2,223,390	-1.78%
Cash and investments	288,807	415,607	-30.51%
Federal funds sold	4,119	5,263	-21.74%
Deposits	2,026,722	2,184,147	-7.21%
FHLB advances and notes payable	229,154	229,349	-0.09%
Subordinated debentures	88,662	88,662	0.00%
Repurchase agreements	25,990	35,302	-26.38%
Shareholders' equity	233,192	381,231	-38.83%
Common shareholders' equity (1)	167,151	315,885	-47.08%
Tangible common shareholders' equity (2)	156,522	160,411	-2.42%
Tangible shareholders' equity (3)	222,563	225,757	-1.41%

Ratios:
Common book value per share (1)	$12.69	$24.09	-47.32%
Tangible common book value per share (2)	$11.88	$12.23	-2.86%
Total tangible equity to tangible assets (3)(4)	8.50%	8.09%	4.98%
Tangible common equity to tangible assets (2)(4)	5.98%	5.75%	3.91%
Average equity to average assets	13.63%	11.24%	21.26%
(1) Common shareholders' equity is shareholders' equity less preferred stock.
(2) Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.
(3) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(4) Tangible assets is total assets less goodwill and intangible assets.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
Operating Data:

Total interest income	$34,856	$42,694	-18.36%	$70,236	$88,803	-20.91%
Total interest expense	14,676	17,650	-16.85%	30,627	39,287	-22.04%
Net interest income	20,180	25,044	-19.42%	39,609	49,516	-20.01%
Provision for loan losses	24,384	11,019	121.29%	25,369	11,907	113.06%
Net interest income (loss) after provision for loan losses	(4,204)	14,025	-129.98%	14,240	37,609	-62.14%
Non-interest income	7,541	8,112	-7.04%	14,484	15,418	-6.06%
Non-interest expense	169,143	20,140	739.84%	186,974	39,701	370.96%
Income (loss) before income taxes	(165,806)	1,997	N/M	(158,250)	13,326	N/M
Income tax expense (benefit)	(15,656)	535	N/M	(12,880)	4,686	N/M
Net income (loss)	(150,150)	1,462	N/M	(145,370)	8,640	N/M
Preferred stock dividend and accretion of discount on warrants	1,250	-	100.00%	2,482	-	100.00%
Net income (loss) available to common shareholders	$(151,400)	$1,462	N/M	$(147,852)	$8,640	N/M

Comprehensive income (loss)	$(150,557)	$(2,255)	N/M	$(144,889)	$6,931	N/M

Per Share of Common Stock:
Basic earnings (loss)	$(11.58)	$0.11	N/M	$(11.32)	$0.67	N/M
Diluted earnings (loss)	$(11.58)	$0.11	N/M	$(11.32)	$0.67	N/M
Dividends	$0.00	$0.13	-100.00%	$0.13	$0.26	-50.00%

Weighted Average Shares Outstanding:
Basic	13,070,216	12,931,669		13,066,569	12,931,419
Diluted	13,070,216	12,958,439		13,066,569	12,939,638

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2009	2009	2008	2009	2008
Key Financial Ratios:

Return on average assets	-21.67%	0.51%	0.20%	-10.56%	0.59%
Return on average shareholders' equity	-157.41%	3.74%	1.76%	-77.37%	5.25%
Return on average common shareholders' equity (1)	-189.79%	4.52%	1.76%	-93.47%	5.25%
Return on average common tangible shareholders' equity (2)	-363.33%	8.84%	3.33%	-180.70%	9.99%
Interest rate spread	3.26%	3.01%	3.70%	3.13%	3.65%
Net interest margin	3.43%	3.23%	3.92%	3.33%	3.89%
(1) Common shareholders' equity is shareholders' equity less preferred stock.
(2) Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.

	June 30,	December 31,	June 30,
	2009	2008	2008
Asset Quality Ratios:
Nonperforming loans as a percentage of total loans,
net of unearned income	4.34%	1.41%	1.73%
Nonperforming assets as a percentage of total assets	4.91%	2.61%	2.03%
Allowance for loan losses as a percentage of total loans,
net of unearned income	2.30%	2.20%	1.51%
Allowance for loan losses as a percentage of
nonperforming loans	52.96%	155.28%	87.11%
Net charge-offs to average total loans, net of
unearned income	1.08%	1.63%	0.45%

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
June 30, 2009
(UNAUDITED)

Nonperforming Assets and Net Charge-offs				Asset Quality Ratios

As of and for the three months ended June 30, 2009	Bank	Other	Total	As of and for the three months ended June 30, 2009	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$809	$11	$820	Nonperforming loans as a percentage of total loans, net of unearned income	4.33%	1.89%	4.34%
Nonaccrual loans	93,086	803	93,889	Nonperforming assets as a percentage of total assets	4.88%	2.00%	4.91%
Other real estate owned and repossessed assets	34,248	220	34,468	Allowance for loan losses as a percentage of total loans, net of unearned income	2.15%	8.11%	2.30%
Total nonperforming assets	$128,143	$1,034	$129,177	Allowance for loan losses as a percentage of nonperforming loans	49.70%	428.99%	52.96%
				YTD net charge-offs to average total loans, net of unearned income	1.04%	2.71%	1.08%
YTD net charge-offs	$22,893	$1,130	$24,023

As of and for the three months ended June 30, 2008	Bank	Other	Total	As of and for the three months ended June 30, 2008	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$161	$-	$161	Nonperforming loans as a percentage of total loans, net of unearned income	1.71%	1.51%	1.73%
Nonaccrual loans	39,809	610	40,419	Nonperforming assets as a percentage of total assets	2.00%	2.13%	2.03%
Other real estate owned and repossessed assets	20,201	431	20,632	Allowance for loan losses as a percentage of total loans, net of unearned income	1.37%	8.02%	1.51%
Total nonperforming assets	$60,171	$1,041	$61,212	Allowance for loan losses as a percentage of nonperforming loans	80.34%	530.82%	87.11%
				YTD net charge-offs to average total loans, net of unearned income	0.42%	2.04%	0.45%
YTD net charge-offs	$9,865	$802	$10,667

As of and for the year ended December 31, 2008	Bank	Other	Total	As of and for the year ended December 31, 2008	Bank	Other	Consolidated
Loans past due 90 days and still accruing	$509	$-	$509	Nonperforming loans as a percentage of total loans, net of unearned income	1.38%	2.48%	1.41%
Nonaccrual loans	29,956	970	30,926	Nonperforming assets as a percentage of total assets	2.58%	2.57%	2.61%
Other real estate owned and repossessed assets	45,054	317	45,371	Allowance for loan losses as a percentage of total loans, net of unearned income	2.06%	8.27%	2.20%
Total nonperforming assets	$75,519	$1,287	$76,806	Allowance for loan losses as a percentage of nonperforming loans	149.59%	333.81%	155.28%
				Net charge-offs to average total loans, net of unearned income	1.53%	6.42%	1.63%
Net charge-offs	$35,564	$2,546	$38,110

GREEN BANKSHARES, INC.
Condensed Average Balances, Interest Rates and Yields
June 30, 2009

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2009			2008			2009			2008

	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	2,127,104	32,538	6.14%	2,340,923	39,421	6.77%	2,151,190	65,193	6.11%	2,332,642	82,187	7.09%
Investment securities (2)	195,390	2,461	5.05%	246,541	3,439	5.61%	206,015	5,323	5.21%	246,202	6,975	5.70%
Other short-term investments	59,883	36	0.24%	4,358	22	2.03%	65,141	81	0.25%	2,408	25	2.09%
Total interest-earning assets	2,382,377	35,035	5.90%	2,591,822	42,882	6.65%	2,422,346	70,597	5.88%	2,581,252	89,187	6.95%

Non-interest earning assets	420,404			352,299			402,244			355,007
Total assets	2,802,781			2,944,121			2,824,590			2,936,259

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	731,422	2,542	1.39%	675,467	2,255	1.34%	677,863	4,394	1.31%	686,444	5,580	1.63%
Time deposits	1,155,533	8,969	3.11%	1,233,075	11,122	3.63%	1,225,516	19,770	3.25%	1,185,132	23,732	4.03%
Total interest bearing-deposits	1,886,955	11,511	2.45%	1,908,542	13,377	2.82%	1,903,379	24,164	2.56%	1,871,576	29,312	3.15%

Securities sold under repurchase and short-term borrowings	28,171	7	0.10%	157,317	700	1.79%	30,609	16	0.11%	155,188	1,792	2.32%
Notes payable	317,827	3,158	3.99%	335,438	3,573	4.28%	317,885	6,447	4.09%	367,484	8,183	4.48%
Total interest-bearing liabilities	2,232,953	14,676	2.64%	2,401,297	17,650	2.96%	2,251,873	30,627	2.74%	2,394,248	39,287	3.30%

Non-interest bearing liabilities:
Demand Deposits	162,458			186,136			165,268			186,295
Other Liabilities	21,597			23,311			22,098			24,639
Total non-interest bearing liabilities	184,055			209,447			187,366			210,934

Total liabilities	2,417,008			2,610,744			2,439,239			2,605,182

Shareholders' equity	385,773			333,377			385,351			331,077

Total liabilities & shareholders' equity	2,802,781			2,944,121			2,824,590			2,936,259

Net interest income		20,359			25,232			39,970			49,900

Interest rate spread			3.26%			3.70%			3.13%			3.65%

Net yield on interest-earning assets (net interest margin)			3.43%			3.92%			3.33%			3.89%

(1)Average loan balances exclude nonaccrual loans for the periods presented.

(2)Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
June 30, 2009
(UNAUDITED)

	June 30, 2009		March 31, 2009
Loans	Balance	%	Balance	%	% Change
Commercial	$300,325	13.66%	$311,696	13.80%	-3.65%
Commercial real estate	1,409,007	64.08%	1,460,343	64.63%	-3.52%
Residential real estate	400,207	18.20%	396,000	17.53%	1.06%
Consumer	86,491	3.93%	87,720	3.88%	-1.40%
Other	2,933	0.13%	3,598	0.16%	-18.48%
Total loans	2,198,963	100.00%	2,259,357	100.00%	-2.67%

Less: Unearned income	(15,209)		(14,509)
Loans, net of unearned income	$2,183,754		$2,244,848

Loan Balances by Geographical Region and Operating Subsidiaries

	June 30, 2009		March 31, 2009
	Loan	% to	Loan	% to
	Balance	Total Loans	Balance	Total Loans	% Change

Northeastern Tennessee Region1	$529,615	24.25%	$532,727	23.73%	-0.58%
East Tennessee Region	745,853	34.15%	776,550	34.59%	-3.95%
Middle Tennessee Region	865,204	39.63%	894,101	39.83%	-3.23%

GCB Acceptance Corporation	19,081	0.87%	18,138	0.81%	5.20%
Superior Financial Services, Inc.	24,001	1.10%	23,332	1.04%	2.87%

Loans, net of unearned income	$2,183,754	100.00%	$2,244,848	100.00%	-2.72%
1 Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

	June 30, 2009		March 31, 2009
Deposits	Balance	%	Balance	%	% Change
Non-interest bearing demand	$165,735	8.18%	$168,178	8.25%	-1.45%
Interest bearing demand	585,149	28.87%	487,868	23.93%	19.94%
Money market and savings	216,004	10.66%	170,033	8.34%	27.04%
Retail time	606,192	29.91%	645,510	31.67%	-6.09%
Jumbo time	453,642	22.38%	566,931	27.81%	-19.98%
Total	$2,026,722	100.00%	$2,038,520	100.00%	-0.58%

Deposit Balances by Geographical Region

	June 30, 2009		March 31, 2009
	Balance	%	Balance	%	% Change
Northeastern Tennessee Region1	$782,706	38.62%	$809,366	39.70%	-3.29%
East Tennessee Region	290,683	14.34%	273,726	13.43%	6.19%
Middle Tennessee Region	953,333	47.04%	955,428	46.87%	-0.22%

Total	$2,026,722	100.00%	$2,038,520	100.00%	-0.58%
1 Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina